As filed with the Securities and Exchange Commission on February 26, 2014.

Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Spectrum Brands Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-2166630 (I.R.S. Employer Identification Number)

3001 Deming Way Middleton, Wisconsin (Address of Principal Executive Offices)	53562 (Zip Code)

Spectrum Brands Holdings, Inc.
2011 Omnibus Equity Award Plan
(Full title of the plan)

Nathan E. Fagre, Esq.
Senior Vice President, General Counsel and Secretary
Spectrum Brands Holdings, Inc.
3001 Deming Way
Middleton, Wisconsin 53562
(Name and address of agent for service)

(608) 275-3340
(Telephone number, including area code, of agent for service)

With copies to:
David P. Hooper, Esq.
Barnes & Thornburg LLP
11 S. Meridian Street
Indianapolis, Indiana 46204
(317) 231-7298

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share (2),(3)	Proposed maximum aggregate offering price (2),(3)	Amount of registration fee (2),(3)

Common Stock, par value $0.01 per share	1,000,000 shares	$77.51	$77,510,000	$9,983
(1)
This Registration Statement covers 1,000,000 additional shares of Common Stock, par value $0.01 per share, of Spectrum Brands Holdings, Inc. (“Spectrum Brands” or the “Company”) available for issuance under the Company’s 2011 Omnibus Equity Award Plan (the “Plan”).  In addition, pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of common stock of the Company that may become issuable as a result of stock dividends, stock splits, or similar transactions described in the Plan.

(2)
Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.  A Registration Statement on Form S-8 has been filed previously on March 3, 2011 (File No. 333-172598) covering 4,625,676 shares of common stock reserved for issuance pursuant to awards under the Plan.

(3)
Calculated solely for purposes of determining the registration fee pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share and proposed maximum aggregate offering price are based on the average of the high and low sales prices of the Company’s common stock, as reported on the NYSE on February 20, 2014.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Spectrum Brands Holdings, Inc. (“Spectrum Brands,” the “Company,” “we,” or “us”) to register an additional 1,000,000 shares of Common Stock, par value $0.01 per share, of Spectrum Brands, which may be awarded under the Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan (the “Plan”) pursuant to an amendment of the Plan authorized by Spectrum Brands’ stockholders on January 28, 2014.  This registration statement is filed pursuant to General Instruction E to Form S-8.  The contents of the registration statement on Form S-8 (File No. 333-172598), which was previously filed by Spectrum Brands on March 3, 2011 in connection with the Plan, are incorporated herein by reference and made a part hereof.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We will send or give to participants in the Plan the document(s) containing the information specified by Part I of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).  We are not filing such document(s) with the Commission but such document(s) constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement), a prospectus that meets the requirements of Section 10(a) of the 1933 Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The contents of the Registration Statement on Form S-8 previously filed with the Commission by Spectrum Brands on March 3, 2011 (File No. 333-172598) are incorporated herein by reference.  In addition, the following documents filed with the Commission by Spectrum Brands are incorporated herein by reference:

(a)	Spectrum Brands’ Annual Report on Form 10-K for the fiscal year ended September 30, 2013, filed with the Commission on November 27, 2013;
(b)
Spectrum Brands’ Current Reports on Form 8-K dated December 3, December 20, and December 23, 2013, and January 29 (with the exception of the information contained in Item 2.02 therein), February 3, and February 11, 2014; and all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 by Spectrum Brands since September 30, 2013; and

(c)
The description of Spectrum Brands’ common stock included under the caption “Description of SB Holdings Capital Stock” contained in Spectrum Brands’ prospectus contained in the Registration Statement on Form S-4 (File No. 333-165769), filed with the Commission on March 29, 2010, together with any amendment or report filed with the Commission for the purpose of updating such description.

All documents filed by Spectrum Brands pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.  In no event, however, shall any information that Spectrum Brands discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, which Spectrum Brands may furnish to the Commission from time to time, be incorporated by reference into, or otherwise become a part of, this Registration Statement.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

The information contained in Item 6, captioned “Indemnification of Directors and Officers,” of Spectrum Brands’ Registration Statement on Form S-8 filed with the Commission on March 3, 2011 (File No. 333-172598) has not changed since the filing of such Registration Statement, and is incorporated by reference herein.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit No.	Exhibit

4.1
Amended and Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc., effective March 7, 2013 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013)

4.2
Second Amended and Restated By-Laws of Spectrum Brands Holdings, Inc., effective as of March 7, 2013 (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013)

4.3	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A filed with the SEC on May 28, 2010)

4.4
Indenture governing Spectrum Brands, Inc.’s 6.75% Senior Notes due 2020, dated as of March 20, 2012, among Spectrum Brands, Inc., the guarantors named therein and US Bank National Association, as trustee (incorporated by reference to Exhibit 10.5 of the registrant’s Quarterly Report on Form 10-Q for the period ended April 1, 2012 filed with the SEC by Spectrum Brands, Inc. on May 9, 2012)

4.5
Indenture governing the 2020 Notes and the 2022 Notes, dated as of November 16, 2012, between Spectrum Brands Escrow Corp. and US Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on November 21, 2012)

4.6
Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan, amended as of January 28, 2014 (incorporated by reference to Exhibit 99.1 of the registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

5.1	Opinion of Barnes & Thornburg LLP

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP

Item 9.  Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectrum Brands Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Middleton, Wisconsin, on February 26, 2014.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Nathan E. Fagre Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David R. Lumley
David R. Lumley	Chief Executive Officer and President; Director (Principal Executive Officer)	February 26, 2014

/s/ Anthony L. Genito
Anthony L. Genito	Executive Vice President, Chief Financial Officer and Chief Accounting Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2014

/s/ David M. Maura
David M. Maura	Chairman of the Board of Directors	February 26, 2014

/s/ Kenneth C. Ambrecht
Kenneth C. Ambrecht	Director	February 26, 2014

/s/ Omar M. Asali
Omar M. Asali	Director	February 26, 2014

/s/ Eugene I. Davis
Eugene I. Davis	Director	February 26, 2014

/s/ Norman S. Matthews
Norman S. Matthews	Director	February 26, 2014

/s/ Terry L. Polistina
Terry L. Polistina	Director	February 26, 2014

/s/ Hugh R. Rovit
Hugh R. Rovit	Director	February 26, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1
Amended and Restated Certificate of Incorporation of Spectrum Brands Holdings, Inc., effective March 7, 2013 (incorporated by reference to Exhibit 3.1 of the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013)

4.2
Second Amended and Restated By-Laws of Spectrum Brands Holdings, Inc., effective as of March 7, 2013 (incorporated by reference to Exhibit 3.2 of the registrant’s Current Report on Form 8-K filed with the SEC on March 7, 2013)

4.3	Specimen certificate for shares of common stock (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form 8-A filed with the SEC on May 28, 2010)

4.4
Indenture governing Spectrum Brands, Inc.’s 6.75% Senior Notes due 2020, dated as of March 20, 2012, among Spectrum Brands, Inc., the guarantors named therein and US Bank National Association, as trustee (incorporated by reference to Exhibit 10.5 of the registrant’s Quarterly Report on Form 10-Q for the period ended April 1, 2012 filed with the SEC by Spectrum Brands, Inc. on May 9, 2012)

4.5
Indenture governing the 2020 Notes and the 2022 Notes, dated as of November 16, 2012, between Spectrum Brands Escrow Corp. and US Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of the registrant’s Current Report on Form 8-K filed with the SEC on November 21, 2012)

4.6
Spectrum Brands Holdings, Inc. 2011 Omnibus Equity Award Plan, amended as of January 28, 2014 (incorporated by reference to Exhibit 99.1 of the registrant’s Current Report on Form 8-K filed with the SEC on February 3, 2014)

5.1	Opinion of Barnes & Thornburg LLP

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2	Consent of KPMG LLP